Exhibit 10.14

Additional Agreement No. 4 (Four) for Extension of Term

Contract No. 424048860

Merco Industrial Engineering SA de CV / Forbes Energy Services LTD. (Joint Proposal)

EXPLORATION AND PRODUCTION

Office of the Manager of Finance for Drilling

Office of the Assistant Manager of Administration and Finance, Northern Region

Office of the Superintendent of Material Resources

Office for Assessment, Monitoring and Control of Supply Contracts

Additional Agreement No. 4 (Four) for Extension of Term to the public works contract No. 424048860 based on unit prices between PEMEX - Exploration and Production, decentralized public agency of the Federal Government, which in this document shall be identified as “PEP”, represented by Mr. Juan Javier Hinojosa Puebla, in his capacity as Deputy Head of Unit Drilling and Well Maintenance, and on the Merco Industrial Engineering SA de CV and Forbes Energy Services LTD, who shall be referred to as the “Contractor”, the former of which is represented by Luis Lauro Moreno Ricart, in his capacity as Sole Manager, and the latter by Jose Andres Suarez Canales in his capacity as Special Agent, in accordance with the following records, statements, and clauses:

~Records~

I.	On September 26, 2008, as a result of International Competitive Bidding which is practiced in accordance with Free Trade Agreements signed by the United Mexican States Number 18575051-027-08, and based on Articles 134 of the Constitution of the United Mexican States, 3 subsection II, 26 subsection I, 27 Section I, 28, 30 Section II paragraph a) and 34 of the Public Works and Related Services Law, the parties entered into the contract in question, for the implementation of services related to: “Repair and maintenance work on wells in the Poza Rica - Altamira Northern Region (Packet I).”

II.	The contract was executed for a total of $234,256,757.01 MN (Moneda Nacional/National Currency—Pesos) plus $48,842,604.99 USD plus Value Added Tax and a lead time of 730 calendar days from September 26, 2008 and ending September 25, 2010.

III.	As part of the original contract, the parties signed the following appendices:

Appendix A	LAYOUTS AND THEIR COMMUNICATION

Appendix B	GENERAL SPECIFICATIONS AND OTHER PROJECT

SPECIFICATIONS

Appendix B-1	STANDARDS

Appendix DE-10	ITEM CHART/CATALOGUE

Appendix DE-10A	UNIT PRICE LIST

Additional Agreement No. 4 (Four) for Extension of Term

Contract No. 424048860

Merco Industrial Engineering SA de CV / Forbes Energy Services LTD. (Joint Proposal)

Appendix DT-12	SCHEDULED PROGRAM OF OVERALL JOB IMPLEMENTATION

Appendix DT-3	LIST OF EQUIPMENT AND/OR EQUIPMENT AND PHYSICAL

LOCATION

Appendix DT-10	LIST OF SUPPLIES INVOLVED IN THE INTEGRATION OF THE

PROPOSAL

Appendix DSP	MATERIALS AND EQUIPMENT FOR PERMANENT

INSTALLATION TO BE PROVIDED BY PEP

Appendix “E”	EQUIPMENT AND/OR EQUIPMENT TO BE PROVIDED BY PEP

(OTHER THAN EQUIPMENT FOR PERMANENT INSTALLATION)

Appendix G	DOCUMENTATION REQUIRED BY FUNDING SOURCES

Appendix G-1	CERTIFICATE ON THE COUNTRY OF ORIGIN OF GOODS AND/OR

SERVICES

Appendix S	RESPONSIBILITY TO SAFETY, OCCUPATIONAL HEALTH, AND

ENVIRONMENTAL PROTECTION OF PROVIDERS OR

CONTRACTORS PERFORMING WORK IN PEMEX EXPLORATION

AND PRODUCTION FACILITIES

Appendix BEO	TERMS AND CONDITIONS OF USE OF THE ELECTRONIC LOG

Appendix DT-17	PRIVATE AGREEMENT REGARDING JOING PROPOSAL

IV.	On December 4, 2009 both parties entered into Agreement No. 1, Inclusion of Projects and New Items with Additional Increase of Amount by which PEP and the Contractor agree to implement the work under this contract on site at Tertiary Gulf Oil (Activo Integral Aceite Terciario del Golfo) which belongs to the Northern Region of PEMEX Exploration and Production, at prices originally agreed upon, for which the Contractor agrees to make no additional charge for the execution of services, as long as these are of the same nature and scope as those contained in the original contract.

Likewise, the parties agree to include 16 New Items corresponding to extraordinary items: 6.9, 15.1, 15.2, 15.3, 15.4, 15.5, 15.6, 15.7, 15.8, 15.9, 15.10, 15.11, 15.12, 15.13, 15.14, and 15.15, as detailed in Additional Appendix “B” which supplements Appendix “B” and Appendix “DE- 10A-1” which complements the Appendix “DE-10A”, all of which are an integral part of this agreement.

Additionally, the parties agree to extend the contract amount by $41,043,200.00 MN plus $21,000,000.00 USD which added to the amount of the original contract of $234,256,757.01 MN plus $48,842,604.99 USD results in a further sum of $75,299,957.01 MN plus $69,842,604.99 USD.

The percentage of extension/increase is 17.52% in MN plus 43.00% in USD with respect to the amount of the original contract.

Additional Agreement No. 4 (Four) for Extension of Term

Contract No. 424048860

Merco Industrial Engineering SA de CV / Forbes Energy Services LTD. (Joint Proposal)

V.	On September 20, 2010 both parties entered into Agreement No. 2, Extension of Deadline, by which PEP and the Contractor agree to extend the completion date by 97 calendar days added to the timeline established by the original contract of 730 calendar days, resulting in a new timeline of 827 days resulting in a new contract termination date of December 31, 2010.

The percentage of extension/increase is 13.29% with respect to the term of the original contract.

VI.	On October 22, 2010 both parties entered into Agreement No. 3, Adding New Items Without Increasing the Amount in which PEP and the Contractor agree to include 27 New items, such as detailed in Additional Appendix “B” 1 and Appendix DE-10A-1, which complements Appendix DE-10A an integral part of this agreement.

VII.	In Memorandum No. 203-21000-21600-2926/2010 dated 17 December 2010 and Technical Report, the Assistant Manager of Contract Services, Northern Division, requested from the Assistant of Administration and Finance, Northern Division, the preparation of an agreement to extend the termination/completion date of contract 24048860. This is according to the following justification contained in the technical report itself:

By way of Memoranda Nos. 208-21000-21600-3389-2010 and 227-21000-21700-02176/2010 the Operating Units of Tertiary Gulf Oil and Poza Rica - Altamira (Unidades Operativas Aceite Terciario Del Golfo y Poza Rica) respectively asked the Assistant Manager of Contract Services D. N. to make the necessary arrangements to enter into an agreement extending the term and amount of contract 424048860, i.e. to comply with the repairs of wells listed in Operational Program 2011 (POT-I 2011) of Tertiary Gulf Oil (Activo Integral Aceite Terciario del Golfo).

According to the POT-I 2011, Tertiary Gulf Oil (Activo Integral Aceite Terciario del Golfo) has scheduled a total of 499 repairs, of which 313 are major and 186 minor.

POT-I 2011 AIATG

AIATG	ENE	FEB	MAR	ABR	MAY	JUN	JUL	AGO	SEP	OCT	NOV	DIC	TOTAL
PER	15	15	15	16	14	14	15	15	16	13	14	16	178
TER	41	45	43	36	37	23	17	14	16	17	15	15	319
RMA	19	26	26	28	25	26	25	30	26	27	27	28	313
RME	9	14	16	17	18	18	15	14	15	18	16	16	186

RMA	PROYECTO	ENE	FEB	MAR	ABR	MAY	JUN	JUL	AGO	SEP	OCT	NOV	DIC	TOTAL
[11A]	AGUA FRIA-COAPECHACA-TAJIN	15	8	12	10	18	12	12	15	19	20	15	18	174
[11D]	AMATITLAN-PROFETA-TZAPOTEMPA-VINAZCO	2	12	10	17	7	14	13	15	2	1	—	—	93
[11E]	INTEGRAL COYULA-JAPETO	2	2	1	—	—	—	—	—	—	—	—	—	5
[11G]	AREA 5 CHICONTEPEC	—	4	3	1	—	—	—	—	5	6	12	10	41
	TOTAL RMA	19	26	26	28	25	26	25	30	26	27	27	28	313

RME	PROYECTO	ENE	FEB	MAR	ABR	MAY	JUN	JUL	AGO	SEP	OCT	NOV	DIC	TOTAL
[11A]	AGUA FRIA-COAPECHACA-TAJIN	3	8	8	8	8	6	1	—	2	6	4	2	56

Additional Agreement No. 4 (Four) for Extension of Term

Contract No. 424048860

Merco Industrial Engineering SA de CV / Forbes Energy Services LTD. (Joint Proposal)

[PAGE BREAK]

[11A] AGUA FRIA-COAPECHACA-TAJIN	3	8	8	8	8	6	1	—	2	6	4	2	56
[11D] AMATITLAN-PROFETA-TZAPOTEMPA-VINAZCO	6	6	8	9	8	9	10	10	12	9	9	14	110
[11E] INTEGRAL COYULA - JAPETO	—	—	—	—	2	3	—	4	1	3	3	—	16
[11I] HUMAPA - BORNITA	—	—	—	—	—	—	4	—	—	—	—	—	4
TOTAL RME	9	14	16	17	18	18	15	14	15	18	16	16	186

GRAN TOTAL	28	40	42	45	43	44	40	44	41	45	43	44	499

Since PEP does not have repair kits available in order to operate under Tertiary Gulf Oil (Activo Integral Aceite Terciario del Golfo), and in order to comply with the operational program described above, that office has scheduled interventions with equipment that is under the purview of this contract.

It is important to note, that because the contract ends its term this year, Management Well Drilling and Maintenance North Division, in anticipation of such a situation, by way of the Assistant Manager of Contract Services, with Memos Nos. 203-21000-216000-1488-2011, 203-21000-216000-1489- 2010 and 2903-21000-216000-1490-2010 dated July 1, 2010, requested that the Assistant Manager of Finance continue with the procurement process relating to Works of Restoration of Production with respect to the Assets in the Northern Region (Packets I, II, III), for which, all the required and appropriate documentation was generated in accordance with the Public Works and Related Services Law.

However, due to the statement issued by the Office of the Attorney General of Mexican Oil and Petroleum, dated July 2, 2010, by which it instructed that from that date, all purchases, leases, services and works that require the hiring of Mexican Oil and Petroleum (Petroleros Mexicanos) and its subsidiary bodies dealing directly with Substantive Activities of Production (Actividades Sustantivas de Carácter Productivo) referred to in the third and fourth articles of the Regulatory Law of Article 27 of the Constitution of the Petroleum Sector, should be conducted in accordance with the provisions of the Law of Mexican Oil and Petroleum (Petroleos Mexicanos), its Regulations and the Administrative provisions of Procurement (DAC).

For such purposes, several workshops were conducted that explained the new guidelines to follow, noting that conducted on 01 September 2010 in the City of Villahermosa, Tabasco, in which were established general and basic elements, guidelines and practical suggestions that would allow for efficient implementation of the new Pemex Exploration and Production (PEP) recruitment scheme through the application of Administrative Provisions of Trading Order/Hiring/Contracting (DAC) in matters of Procurements, Leases, Construction, and Services corresponding to the Mexican Oil and Petroleum Law (Ley de Petróleos Mexicanos).

Under these circumstances, it was imminent that the program originally scheduled for bids for these contracts, be delayed because the projects of call which were generated for Works of Restoration of Production (Packets I, II, III) had to be adequate and supplemented in accordance with the provisions and requirements of the new regulations cited above.

Additional Agreement No. 4 (Four) for Extension of Term

Contract No. 424048860

Merco Industrial Engineering SA de CV / Forbes Energy Services LTD. (Joint Proposal)

[PAGE BREAK]

It is important to mention that as part of the new regulations for Pemex, the projects of call/bidding, depending on the amount of the contract as appropriate, is subject to Review by a Works Subgroup (Subgroup A and B for contracts, Subgroup for Sub-contracts C and D procurement by Region), the same functions as an intermediary body between the Project Manager and Procurement Group PEP in order that according to her official opinion, the projects are approved by the PEP Contracting group.

The review sessions each subgroup will hold, shall be convened in accordance with the approval requirements requested by the Administrative Project Areas (Areas Admimistradoras de los Proyectos), taking into consideration PEP Procurement Group sessions and the Committee on Procurement, Leasing, Works and Services, and the Board of PEP or Pemex, as appropriate.

This reinforces the need for an extension in term of the contract in question, pending the processing of Public International Bids for contracting of Works of Restoration of Production I, II, and III. Taking into account the time needed for meeting of the [sic] Works Subgroup of the PEP Contracting Group (45 days), plus the bidding process (75 to 100 calendar days on average), which includes the publication of bidding, clarification meetings, presentation of proposal, stage evaluation of proposals, even the adjudication of bidding, and the process of formalization.

Considering the times described, there would be tentatively in new contracts dates indicated in the chart shown below, taking into account that possibility that the winning companies of these bids may be foreign and may not be located in this country, they are granted a term of 30 calendar days for the arrival of equipment:

[11A] AGUA FRIA-COAPECHACA-TAIIN	3	8	8	8	8	6	1	—	2	6	4	2	56
[11D] AMATITLAN-PROFETA-TZAPOTEMPA-VINAZCO	6	6	8	9	8	9	10	10	12	9	9	14	110
[11E] INTEGRAL COYULA - JAPETO	—	—	—	—	2	3	—	4	1	3	3	—	16
[11I] HUMAPA - BORNITA	—	—	—	—	—	—	4	—	—	—	—	—	4
TOTAL RME	9	14	16	17	18	18	15	14	15	18	16	16	186

GRAN TOTAL	28	40	42	45	43	44	40	44	41	45	43	44	499

Additional Agreement No. 4 (Four) for Extension of Term

Contract No. 424048860

Merco Industrial Engineering SA de CV / Forbes Energy Services LTD. (Joint Proposal)

As a result of the aforementioned, an extension of the term of the contract to December 31, 2011 is required.

In order to assist with resource optimization strategies of PEP, the Industrial Engineering Contractor Merco SA de CV and Forbes Energy Services Ltd. (Joint Proposal), by way of Memorandum number 104-2010 dated December 17, 2010, offered a discounted rate, which is detailed below:

The contractor shall grant PEP, in advance, a net discount of 8% to unit prices established in the Items Catalog, Format “DE-10”, on new work orders under the contract in question, that the sole interest in continuing its implementation and to assist in optimizing budgetary resources for the Tertiary Gulf Oil (Activo Integral Aceite Terciario del Golfo) project in 2011, this discount is not retroactive, and will be effective upon approval of this agreement.

Currently found in SAP/R3 system, the contract has spent a total of $252’247,822.07 [sic] plus $69’081,663.39 [sic] USD (Sixty-nine million eighty-one thousand six hundred sixty-three U.S. dollars 9/100 USD) and has a balance of $ 23’052,134.94 MN plus $760,941.60 USD, so that, in the case of the need to increase the amount of the contract, steps shall be taken subsequently according to the operational requirements of the Administrative Office of Tertiary Gulf Oil (Activo Integral Aceite Terciario del Golfo) and the Poza Rica-Altamira assets.

The development of this agreement will not affect the conditions that refer to nature and essential characteristics of the object of the original contract.

~Statements~

PEP states through its representative that:

1.	It accredits the powers of Mr. Juan Javier Hinojosa Puebla as Deputy Director of the Well Drilling and Maintenance Unit in accordance with the approved appointment by the PEP Board of Directors Regular Session No. 124 dated March 23, 2009 in terms of articles 5 and Third Transitional Law of Petroleos Mexicanos, published in the Official Journal of the Federation on November 28, 2008, likewise, credits his powers as Attorney General for Litigation and Collections, Administrative Letters and Management of Pemex Exploration and Production, by testimony of Deed Number 130024, book 4579 dated 29 May 2009 , granted before the lawyer Armando Galvez Aragón Pérez, Head of the Notary Public number 103 in Mexico City, Federal District, that these powers have not been revoked, limited, or modified in any way and therefore has power to enter into this agreement.

Additional Agreement No. 4 (Four) for Extension of Term

Contract No. 424048860

Merco Industrial Engineering SA de CV / Forbes Energy Services LTD. (Joint Proposal)

2.	Has approved budgetary resources available to cover the payments arising from the provision of services under this contract for the budget year 2011.

The Contractor declares that:

1.	Lauro Luis Moreno Ricart credits his person and powers as the Sole Administrator Merco Industrial Engineering SA de CV, through testimony of the Public Deed No. 2053, dated September 5, 2003, granted before Notary Public number 115 of Reynosa City, Tamaulipas, Jacinto Pena Flores, enrolled in the Public Registry of Commerce of Reynosa, Tamaulipas, under section 2-016 volume number 775 business section on October 1, 2003, having never been revoked, modified, or limited in any way.

2.	Jose Andrés Suarez Canales credits his person and powers as a Special Agent of Forbes Energy Services Company LTD, with the Notarial Act No. 12394 dated October 6, 2009, granted before Mr. A. Ramses Capitanachi Lopez, Notary Public No. 7 of the Seventh Demarcation of Notaries of the state of Veracruz, an instrument that is properly enrolled in the Public Registry of Property and Commerce of Poza Rica, Veracruz, in the Electronic Commercial Folio No. 7322*7 [sic] dated October 22, 2009.

3.	The offer volunteered to “PEP” applying, from the date of execution of this agreement, 8% (Eight percent) discount on the total amount of services to be billed under this agreement.

4.	The Contractor has reviewed and analyzed the percentage of discount offered and states that Contractor maintains solvent its costs and fully viable execution of the services provided without detriment to the quality or timing thereof, under the terms agreed in the contract.

For all the above, and based on the provisions of the Contract Clause 15 and Article 59 of the Law of Public Works and Related Services, and Articles 69 and 70 of the Regulations of the Public Works Act and Related Services, the parties agree to the following:

~Clauses~

First: Additional Extension of Contract Timeline/Term.

As stated in Record VII of this instrument, the parties agree to extend the lead time by 365 (Three hundred sixty-five) calendar days, which, added to the delay arising from Agreement No. 3 (Three) of 827 (eight hundred twenty-seven) calendar days, results in a new period of performance of 1,192 (One thousand one hundred ninety-two) calendar days, leaving a new contract termination date of December 31, 2011.

The percentage of extension is an increase of 50.00% which added to the 13.29% derived from Agreement No. 3 results in a total percentage extension of 63.29% over the original contract term.

Additional Agreement No. 4 (Four) for Extension of Term

Contract No. 424048860

Merco Industrial Engineering SA de CV / Forbes Energy Services LTD. (Joint Proposal)

Second: Modification of Term/Completion Date.

Resulting from the preceding clause, eleventh clause of the contract regarding “Completion Term/Timeline”, to read as follows:

The CONTRACTOR agrees to perform the work under this contract at 1,192 calendar days from the September 26, 2008 and completed no later than on December 31, 2011, in accordance with terms agreed upon in the contract and its appendices.

Third: Discount Offered.

Regarding the offer referred to in Contractor’s statements No. 3 and No. 4 of this agreement, the Contractor agrees to submit separate billing for services provided under this agreement, affecting the total amount billed for these items, with the percentage of 8% (eight percent) which the Contractor offers as a discount to PEP on payment to which it is entitled to receive for the performance of services, estimated in the period.

The aforementioned, with the understanding that the original contract prices remain fixed until the completion of contracted work, this being a discount offered by the Contractor applicable to the billing work once implemented, in this document and by signing of this instrument desists any payment of the amount of the discount offered to “PEP” and frees PEP from any responsibility for the ascertainment of the offer.

This on the basis of the provisions of Article 1832 of the Federal Civil Code, applied in addition to the Law of Public Works and Services Related to the same in accordance with Article 13.

Fourth: Endorsement Guarantees.

The Contractor, to ensure compliance with its obligations under this agreement, agrees to deliver to the Superintendency of Material Resources, the Assistant Manager of Administration and Finance, Drilling and Well Maintenance, Northern Division, with offices in the Administration Building of Drilling Management and Maintenance of Wells, Northern Division, Ground Floor, Colonia Herradura, DP 93370, of this city, or no later than the date of execution of this agreement, a term extension endorsement to the Bond of Due Compliance, which was established in Clause Seventeen and insurance policy that was established in the Eighteenth Clause of the contract in question, for a period of 365 days, equivalent to 50.00% extension of the original term contract, so its effect will be until 31 December 2011, indicating that they are integral, and inseparable from the original bond, delivered to ensure compliance with the contract, protecting the terms of this agreement, on the understanding that the lack of timely submission of these documents, empower PEP to suspend payment of invoices for work performed under the extended deadline, which have been submitted or presented for payment, up until those policies are delivered endorsements successfully, without such suspension generated by the payment of expenses, for reasons attributable to the Contractor and may itself be grounds for termination of the contract.

Additional Agreement No. 4 (Four) for Extension of Term

Contract No. 424048860

Merco Industrial Engineering SA de CV / Forbes Energy Services LTD. (Joint Proposal)

Fifth: Other Provisions.

With the exception of the clauses amended, which must be understood in the terms agreed here which remain unabated, all terms of the contract, its appendices and agreements as amended, and the amount derived from Agreement No. 1 of $275,299,957.01 MN plus $69.842,604.99 USD plus Value Added Tax.

After having read this instrument by the parties thereto and duly aware of the content and scope of it, the parties hereby sign it under in 3 copies in the city of Poza Rica de Hidalgo., Veracruz, on December 31, 2010.

For Merco Industrial Engineering S.A. de C.V.	Forbes Energy Services LTD.

/s/ Luis Lauro Moreno Ricart	/s/ Jose Andres Suarez Canales
Luis Lauro Moreno Ricart	Jose Andres Suarez Canales
Sole Administrator	Special Agent

For PEMEX Exploration and Production

    /s/ Juan Javier Hinojosa Puebla

Juan Javier Hinojosa Puebla

Deputy Head of Drilling and Well Maintenance Unit

Signing this agreement on behalf of Pemex-Exploration and Production, under which Mr. Juan Alfredo Ríos Jimenez, currently serves as Office Manager of the Management of Drilling and Well Maintenance, Northern Division, according to bid-UPMP 1611-2010 dated 19 October 2010 that endorsed Mr. Juan Javier Hinojosa Puebla.

Review

PEMEX Exploration and Production

    /s/ Juan Alfredo Ríos Jimenez

Juan Alfredo Ríos Jimenez

E. D. Management of Drilling and

Well Maintenance Northern Division of

Well Drilling and Maintenance Unit

Administrative	Technical

/s/ Javier Alvarez Maya	/s/ Jorge Medellin Verduzco
Javier Alvarez Maya	Jorge Medellin Verduzco
E. D. Assistant Manager of Administration	E. D. Assistant Manager of
and Finance, North	Contract Services, P.M.P, D.N.

Additional Agreement No. 4 (Four) for Extension of Term

Contract No. 424048860

Merco Industrial Engineering SA de CV / Forbes Energy Services LTD. (Joint Proposal)

Prepared by

    /s/ Hugo Amaya Enderle

Hugo Amaya Enderle

Superintendent of Material Resources

Legal

Review

    /s/ Mr. Eduardo Martinez Montesinos

Mr. Eduardo Martinez Montesinos

Deputy Legal Services

Poza Rica, Northeast

THIS PAGE IS PART OF AGREEMENT NO. 4 (FOUR) OF CONTRACT NO. 424048860 SIGNED ON 31 DECEMBER 2010, CONSISTING OF 10 (TEN) PAGES.